Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

HSBC Card Services Inc.

We consent to the incorporation by reference in the registration statements (No. 333-134419 and No. 333-134419-01) on Form S-3 of HSBC Credit Card Master Note Trust (USA) I of our attestation report dated March 30, 2009 with respect to HSBC Card Services Inc.’s (the Company) assessment of compliance with the servicing criteria set forth in Items 1122(d)(1)(ii), 1122(d)(4)(ii), 1122(d)(4)(iv), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), and 1122(d)(4)(xiv) of the Securities and Exchange Commission’s Regulation AB applicable to the servicing of asset backed securitization transactions secured by receivables in the HSBC Credit Card Master Note Trust (USA) I program, as of and for the year ended December 31, 2008. Management has determined that all other criteria set forth in Item 1122(d) are not applicable to the Company’s activities. Our attestation report appears in the December 31, 2008 annual report on Form 10-K of HSBC Credit Card Master Note Trust (USA) I.

/s/ KPMG LLP

Chicago, Illinois

March 30, 2009